Exhibit 10.26

                             AGREEMENT FOR SERVICES


DATE:    June 26, 2001

                                   I. PARTIES

Smart Chip Technologies, LLC, a Nevada limited liability company, hereinafter "Company,"

                                       and

HiTech Consulting Group, hereinafter "HiTech," hereby enter into this Agreement for HiTech Services, hereinafter "Agreement," effective the above date.

                            II. ENGAGEMENT OF HITECH

Company hereby engages HiTech, and HiTech accepts engagement, to provide to Company the following services:

         Business Development primarily focused on maximizing the value of Company's intellectual property, as more particularly set forth in the confidential scope of work memorandum of even date signed by both parties. Such scope of work memorandum may be reviewed and revised from time-to-time during the term of this agreement at the mutual agreement of the parties.

                             III. TERM OF ENGAGEMENT

This Agreement shall be an exclusive agreement for a term of one (1) year commencing June 26, 2001. Subsequent to this initial one (1) year term, this Agreement will automatically renew for another year from the anniversary date, unless within 90 days prior to the end of the initial one year term either party notifies the other of termination, in which case this Agreement shall terminate at the end of the initial one (1) year term.

                             IV. WORKPLACE AND HOURS

HiTech shall render services primarily at HiTech's offices or any other place of HiTech's choosing. However, upon request, HiTech shall provide the services at such other place or places as reasonably requested by Company as appropriate for the performance of particular services.

HiTech's schedule and hours worked under this Agreement shall generally be subject to HiTech's discretion. Company relies upon HiTech's discretion to determine a sufficient time as is reasonably necessary to fulfill this Agreement.

                                 V. COMPENSATION

Company shall pay HiTech per the following schedule:

    (a) Monthly Fee: Monthly cash payment of $6,000 beginning July 1, 2001, payable at the first of each month, in advance.

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    (b)  Performance Compensation:

         (i) 10 % of revenue generated as a direct result of HiTech's efforts for a period of 24 months from the time that revenue begins to be realized. The Company will pay Performance Compensation earned on the 15th of each month.
         (ii) At any time after the tenth day of any month, HiTech may elect to take restricted common stock of Schimatic Cash Transactions Network.com, Inc. in lieu of Performance Compensation at a price equal to 50% of the closing price on the last trading day preceding the day of the election.
         (iii) 5% of any judgments or settlements whether payable in cash or in kind (i.e., royalties, equity interests, etc.,), arising from litigation resulting from the efforts of HiTech, payable if, as and when such judgments are actually collected.

Termination of this agreement by either party, whether or not upon the default of the other, will not relieve Company from any liability for payment in full of all Performance Compensation due HiTech for revenue generated as a direct result of HiTech's efforts. If any transactions or lawsuits are pending as a result of the direct efforts of HiTech at the time this Agreement terminates, Company will remain obligated to pay compensation in accordance with the foregoing.
Company shall bear all of HiTech's pre-approved expenses incurred in the performance of this Agreement. Such expenses will be reimbursed monthly. Expenses for phone, fax, and mail will be $150 per month. Local business travel will be reimbursed at $150 per month. Phone, fax, mail, and local business travel expenses are reimbursable on a monthly basis in the amounts set forth herein and are not subject to pre-approval.

                               VI. NONCOMPETITION

During the term of this Agreement and for a period of 24 months after termination of this agreement at the expiration of its term or by either party, whether or not upon the default of the other, after expiration or termination of this Agreement, whether upon default by either party, HiTech shall not, directly or indirectly, own, manage, operate, control, be employed by, or consult with any business the same as or reasonably similar to the "Smart Loyalty" business conducted by Company. In the event any of the provisions of this Paragraph are determined to be invalid by reason of their scope or duration, this Paragraph shall be deemed modified to the extent required to cure the invalidity.

                              VII. CONFIDENTIALITY

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information including, without limitations, business plans, customer lists, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. At termination of this Agreement, HiTech shall turn over to Company all originals and copies of tangible material containing or reflecting Company's Confidential Information. During the term of this Agreement, and thereafter for 24 months HiTech shall restrict disclosure of such Confidential Information to its employees, officers, directors and advisors only with a need to know . HiTech shall not, without the prior written consent of Company, disclose to any third party any Confidential Information The parties agree that remedies available at law are inadequate to compensate for breach of this paragraph, and that either party may apply to a Court of competent jurisdiction for equitable relief upon proper showing. Upon termination of this Agreement for any reason, HiTech will surrender to Company all copies of all Confidential Information or certify that all such information not so surrendered has been destroyed.

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                               VIII. HITECH STATUS

It is expressly understood and agreed that HiTech is and throughout the term of this Agreement shall not be an employee, partner, or agent of Company. HiTech shall not be entitled to nor receive any benefit normally provided to Company's employees. HiTech agrees that Company shall have ownership, title, and Company reserves all rights, including copyrights, of all works created by HiTech under this Agreement, including but not limited to source code. HiTech hereby prospectively assigns all such works to Company, for the consideration provided in Paragraph V. Company shall not be responsible for withholding income or other taxes from the payments made to HiTech. HiTech shall be solely responsible for filing all returns and paying any income, social security, or other tax levied upon or determined with respect to the payments made to HiTech pursuant to this Agreement. HiTech is solely responsible for the means, manner, and method of HiTech's work, subject only to the general objectives and requirements, and specific direction, of SCTN's technical specifications. Unless otherwise agreed by Company in advance, HiTech shall be solely responsible for procuring, paying for, and maintaining any and all equipment, software, paper, tools or other supplies necessary or appropriate for the performance of HiTech's services hereunder.

                         IX. HITECH'S LIMITED AUTHORITY

HiTech shall not have the authority to make any decisions on behalf of Company respecting any matter as to which HiTech renders services hereunder or to enter into agreements or contracts on behalf of Company or otherwise bind Company. HiTech shall not have the authority to engage legal counsel on behalf of Company, to assert causes of action or claims for relief on behalf of Company, or to initiate litigation on behalf of Company or in its name, place or stead.

                          X. COMPANY'S RESPONSIBILITIES
                            REGARDING REPRESENTATIONS

The Company represents and warrants to HiTech that, to the best of its knowledge, any and all information provided to HiTech in connection with any transaction initiated pursuant to this Agreement, including all information given to HiTech to distribute to third parties, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Company shall be directly liable for any untrue representations made by HiTech to any third party in connection with a transaction under this Agreement if such representation is based on information provided to HiTech by Company.

                               XI. INDEMNIFICATION

In consideration of the compensation paid by Company and the services provided by HiTech under this Agreement, the Company and HiTech shall:

     (a) Indemnify and hold harmless the other and each of either's directors, officers, employees, consultants or agents (Indemnified Persons) form and against any losses, claims, damages or liabilities to which such Indemnified Persons may become subject arising out of or in connection with the rendering of services by HiTech hereunder, except to the extent that such losses, claims, damages or liabilities are determined in judicial, proceedings to have primarily resulted from the gross negligence or willful misconduct of such Indemnified Person; and
     (b) Reimburse such Indemnified Person for reasonable legal fees and other expenses as they are incurred that arise in connection with investigating, preparing to defend or defending any lawsuit, claim, or

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

         proceeding and any appeals therefrom arising in any manner out of or in connection with the rendering of services by HiTech, provided however, that in the event a final judicial determination is made to the effect specified in subsection a above, such Indemnified Person will promptly remit to the Company any amounts reimbursed under this section.

Company and HiTech agree that (i) the indemnification and reimbursement set forth above shall apply whether or not such Indemnified Person is a named party to any lawsuit, claim or other proceeding; and (ii) promptly after receipt by HiTech of notice of its involvement in any action, proceeding or investigation, shall notify Company in writing of such involvement. This indemnification shall survive any termination of this Agreement.

                                XII. AUDIT RIGHTS

HiTech and/or its designated representatives shall have full access during normal business hours to inspect all of the books, accounts, records, contracts and documents of Company, relating to any transaction arising from the terms of this Agreement.

                            XIII. SERVICES BY HITECH

Company is engaging the services of HiTech on the understanding that E. Al Rose ("Rose"), its chief executive officer, will be responsible for providing the services on behalf of HiTech hereunder. This Agreement shall terminate, (a) in the event of Rose's death, on the last day of the month in which such death occurs, or (b) in the event of Rose's disability, on the last day of the third month following the commencement of such disability. "Disability" shall mean any time that Rose is unable to continue to perform the duties required to be performed by HiTech under this Agreement by reason of a medically determined physical impairment for a period of three consecutive months or an aggregate of six months during any consecutive twelve months. In determining whether Rose is disabled, Company may rely upon the opinion of any doctor or practitioner of any recognized field of medical or psychiatric practice selected jointly by Company and HiTech and such other evidence as Company deems appropriate.

                          XIV. DEFAULT AND TERMINATION

Company may terminate this Agreement at any time after 30 days' written notice to HiTech for any of the following reasons:

    (a) HiTech or Rose substantially fails to perform or habitually neglects the duties defined in II by HiTech hereunder;

    (b) any material dishonest act by HiTech or Rose relating to Company's business;

    (c) any act by HiTech or Rose that would be materially detrimental to Company's business reputation; or

    (d) HiTech or Rose rendering of any services to a firm or entity that does business in a field competitive with the business of Company, except as may be expressly authorized in writing by Company.

                                XV. ATTORNEY FEES

If any action, suit, arbitration or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs,

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including without limitation, court costs and attorney fees incurred therein, including any and all appeals or petitions therefrom. As used herein "attorney fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved calculated on the basis of the usual fee charged by the attorneys performing such services.

                              XVI. CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                             XVII. ENTIRE AGREEMENT

This Agreement constitutes the final understanding and agreement between the parties. This Agreement cannot be amended or changed except by a writing signed by both of the parties.

                                 XVIII. NOTICES

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested:

         If to HiTech:
                 HiTech Consulting Group
                 E. Al Rose, CEO
                 100 Nighthawk
                 Irvine, CA 92604

         If to Company:
                 Smart Chip Technologies
                 Jim Williams, President & CEO
                 740 E. 3900 South
                 Salt Lake City, Utah 84107

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

HiTech Consulting Group

By       /s/ E. Al Rose
         --------------------------------------------
         E. Al Rose, CEO

Smart Chip Technologies, LLC

By       /s/ Jim Williams
         --------------------------------------------
         Jim Williams, President & CEO


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